Heaton & Company, PLLC 240 North East Promontory, Suite 200 Farmington, Utah 84025
Kristofer Heaton, CPA William R. Denney, CPA 240 N. East Promontory Suite 200 Farmington, Utah 84025 (T) 801.218.3523 heatoncpas.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Oroplata Resources, Inc.

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Oroplata Resources, Inc. of our audit report dated December 13, 2016, with respect to the consolidated balance sheets of Oroplata Resources, Inc. as of September 30, 2016 and September 30, 2015, and the related consolidated statements of operations, stockholders’ equity, and cash flows for the periods then ended, appearing in the Annual Report on Form 10-K for the year ended September 30, 2016.  Our report dated December 13, 2016, relating to aforementioned financial statements, includes an emphasis paragraph relating to an uncertainty as to the Company's ability to continue as a going concern.

/s/Heaton & Company, PLLC

Farmington, Utah

January 10, 2017